BUSINESS CORPORATIONS ACT
(SECTION 27 OR 171)
FORM 4

ARTICLES OF AMENDMENT

ALBERTA
CONSUMER AND CORPORATE AFFAIRS

1. NAME OF CORPORATION
CALLDIRECT CAPITAL CORP.

2. CORPORATE ACCESS NUMBER
20717731

3. ITEM NO. 3 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(l) OF THE BUSINESS CORPORATIONS ACT AS FOLLOWS:

Any and all restrictions on transfers therein shall be DELETED such that Item 3 shall read: "None".

ITEM NO. 4 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(m) OF THE BUSINESS CORPORATIONS ACT AS FOLLOWS:

The minimum number of directors shall be increased to 3, such that Item 4 shall read:

ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTIONS 167(1)(l) and 167(1)(m) OF THE BUSINESS CORPORATIONS ACT AS FOLLOWS:

Paragraphs (c) and (d) of Item 6 are deleted and for greater certainty, the following paragraphs are DELETED from the Corporation's articles of incorporation:

"(c) The number of shareholders of the Corporation, exclusive of persons who are in its employment of that of an affiliate and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(d) Any invitation to the public to subscribe for securities of the Corporation is prohibited."

Item 6 of the Corporation's articles shall read as follows:

"(a) The directors may between annual general meetings, appoint 1 or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

(b) The Corporation is authorized to hold meetings of its common shareholders in any municipality within British Columbia as well as any place within Alberta."

4. DATE February 22, 1997
SIGNATURE /s/ signed
TITLE Secretary

FOR DEPARTMENTAL USE ONLY
FILED